                                                                      EXHIBIT 99
                                                                      ----------

             [LETTERHEAD OF ARY, EARMAN AND ROEPCKE APPEARS HERE]


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------



To the Plan Administrator of The Limited,
Inc. Savings and Retirement Plan:


    We have audited the accompanying statements of net assets available for benefits of The Limited, Inc. Savings and Retirement Plan (the "Plan") as of December 31, 1996 and 1995, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1996. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1996 and 1995, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1996, in conformity with generally accepted accounting principles.

                                                /s/ Ary, Earman and Roepcke

Columbus, Ohio,
March 20, 1997.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                  ---------------------------------------------

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------

                                DECEMBER 31, 1996
                                -----------------


                                                                  Limited            Fixed           Index-500
                                                   TOTAL         Stock Fund       Income Fund          Fund
ASSETS                                         --------------  -------------      -----------   ---------------
------
Investments, at Fair Value:
   Determined by Quoted Market Price:
     Common Stock:
       The Limited, Inc.
         (Cost $34,108,707)                   $ 60,824,705      $60,824,705       $      -         $      -
       Intimate Brands, Inc.
         (Cost $1,037,101)                         976,468             -                 -                -
     Shares of Registered Investment
       Company:
         Vanguard Investment Contract
           Trust (Cost $82,389,513)             82,389,513             -           82,389,513             -
         Vanguard Index Trust - 500
           Portfolio (Cost $38,949,927)         53,136,984             -                 -          53,136,984
         Vanguard U.S. Growth Portfolio
           (Cost $36,722,202)                   46,268,660             -                 -                -
         Vanguard Wellington Fund
           (Cost $9,986,245)                    10,453,023             -                 -                -
   Temporary Investments (Cost
     Approximates Fair Value)                       30,946              873            18,039            5,684
                                              ------------      -----------       -----------      -----------

       Total Investments                       254,080,299       60,825,578        82,407,552       53,142,668

Contribution Receivable from Employers          20,704,066        2,147,770         7,190,373        5,136,265
Receivable from Employers for Withheld
   Participants' Contributions                   1,183,352          118,433           391,432          298,971
Due from Brokers                                   311,530          311,530              -                -
Interfund Transfers                                   -               4,686           (12,473)          12,645
Accrued Interest and Dividends                       4,553            1,089             1,772              847
                                              ------------      -----------       -----------      -----------

       Total Assets                            276,283,800       63,409,086        89,978,656       58,591,396
                                              ------------      -----------       -----------      -----------

LIABILITIES
-----------

Due to Brokers                                     122,686             -                 -                -
Administrative Fees Payable                        278,885          114,176            29,286           15,828
                                              ------------      -----------       -----------      -----------

       Total Liabilities                           401,571          114,176            29,286           15,828
                                              ------------      -----------       -----------      -----------

NET ASSETS AVAILABLE FOR BENEFITS             $275,882,229      $63,294,910       $89,949,370      $58,575,568
                                              ============      ===========       ===========      ===========



                                                                                  Intimate
                                               U.S. Growth      Wellington         Brands
                                                   Fund            Fund          Stock Fund
ASSETS                                         ------------     -----------    ---------------
------

Investments, at Fair Value:
   Determined by Quoted Market Price:
     Common Stock:
       The Limited, Inc.
         (Cost $34,108,707)                    $      -        $      -         $      -
       Intimate Brands, Inc.
         (Cost $1,037,101)                            -               -             976,468
     Shares of Registered Investment
       Company:
         Vanguard Investment Contract
           Trust (Cost $82,389,513)                   -               -                -
         Vanguard Index Trust - 500
           Portfolio (Cost $38,949,927)               -               -                -
         Vanguard U.S. Growth Portfolio
           (Cost $36,722,202)                   46,268,660            -                -
         Vanguard Wellington Fund
           (Cost $9,986,245)                          -         10,453,023             -
   Temporary Investments (Cost
     Approximates Fair Value)                        3,824             329            2,197
                                               -----------     -----------      -----------

       Total Investments                        46,272,484      10,453,352          978,665

Contribution Receivable from Employers           4,396,598       1,667,242          165,818
Receivable from Employers for Withheld
   Participants' Contributions                     255,519         108,647           10,350
Due from Brokers                                      -               -                -
Interfund Transfers                                 (4,213)         (2,507)           1,862
Accrued Interest and Dividends                         682             131               32
                                               -----------     -----------      -----------

       Total Assets                             50,921,070      12,226,865        1,156,727
                                               -----------     -----------      -----------

LIABILITIES
-----------

Due to Brokers                                        -               -             122,686
Administrative Fees Payable                        109,033          10,562             -
                                               -----------     -----------      -----------

       Total Liabilities                           109,033          10,562          122,686
                                               -----------     -----------      -----------

NET ASSETS AVAILABLE FOR BENEFITS              $50,812,037     $12,216,303      $ 1,034,041
                                               ===========     ===========      ===========

    The accompanying notes are an integral part of this financial statement.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                  ---------------------------------------------

                 STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                 ----------------------------------------------

                                DECEMBER 31, 1995
                                -----------------


                                                           Limited         Fixed         Index-500     U.S. Growth    Wellington
                                              TOTAL       Stock Fund    Income Fund        Fund           Fund           Fund
ASSETS                                     ------------  -------------  -------------  -------------   -----------    ------------
------

Investments, at Fair Value:
   Determined by Quoted Market Price:
     Common Stock:
       The Limited, Inc.
         (Cost $36,237,327)               $ 69,418,465   $ 69,418,465   $       -      $       -      $       -      $       -
     Shares of Registered Investment
       Company:
         Vanguard Investment Contract
           Trust (Cost $70,972,869)         70,972,869           -        70,972,869           -              -              -
         Vanguard Index - 500
           Portfolio (Cost $28,215,245)     36,781,237           -              -        36,781,237           -              -
         Vanguard U.S. Growth
           Portfolio (Cost $22,450,170)     28,568,077           -              -              -        28,568,077           -
         Vanguard Wellington Fund
           (Cost $2,688,763)                 2,810,545           -              -              -              -         2,810,545
   Determined By Contract Value:
     Guaranteed Investment Contracts:
         Metropolitan Life Insurance         7,064,772           -         7,064,772           -              -              -
   Temporary Investments (Cost
     Approximates Fair Value)                   29,917            209         29,708           -              -              -
                                          ------------   ------------   ------------   ------------   ------------   ------------

       Total Investments                   215,645,882     69,418,674     78,067,349     36,781,237     28,568,077      2,810,545

Contribution Receivable from Employers      21,814,605      3,121,459     10,109,934      4,317,439      3,491,987        773,786
Receivable from Employers for Withheld
   Participants' Contributions               1,417,497        227,262        522,163        331,820        263,791         72,461
Due from Brokers                                46,096         46,096           -              -              -              -
Interfund Transfers                               -          (122,205)        (6,207)       (50,186)        33,824        144,774
Accrued Interest and Dividends                   3,174            541          1,760            421            418             34
Other Assets                                       976           -              -               424            483             69
                                          ------------   ------------   ------------   ------------   ------------   ------------

       Total Assets                        238,928,230     72,691,827     88,694,999     41,381,155     32,358,580      3,801,669
                                          ------------   ------------   ------------   ------------   ------------   ------------

LIABILITIES
-----------

Other Liabilities                               26,894           -            26,894           -              -              -
Administrative Fees Payable                    392,065        129,381        141,144         66,651         50,968          3,921
                                          ------------   ------------   ------------   ------------   ------------   ------------

       Total Liabilities                       418,959        129,381        168,038         66,651         50,968          3,921
                                          ------------   ------------   ------------   ------------   ------------   ------------

NET ASSETS AVAILABLE FOR BENEFITS         $238,509,271   $ 72,562,446   $ 88,526,961   $ 41,314,504   $ 32,307,612   $  3,797,748
                                          ============   ============   ============   ============   ============   ============

    The accompanying notes are an integral part of this financial statement.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                  ---------------------------------------------

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
            ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1996
                      ------------------------------------


                                                                Limited           Fixed          Index-500
                                                 Total         Stock Fund      Income Fund          Fund
                                              ------------    ------------     -----------      ------------

Investment Income:
   Increase (Decrease) in Net
     Unrealized Appreciation                $  5,826,139      $(3,507,840)     $      -         $ 5,621,065
   Realized Gain on Sale of Securities        14,208,839        9,385,783             -           2,732,990
   Interest                                    4,977,925           17,980        4,888,501            6,109
   Dividends                                   1,400,891        1,395,032             -                -
   Mutual Funds' Earnings                      5,229,593              -               -           1,139,142
                                            ------------      -----------      -----------      -----------

     Total Investment Income (Loss)           31,643,387        7,290,955        4,888,501        9,499,306
                                            ------------      -----------      -----------      -----------

Contributions:
   Employers                                  30,145,525        3,087,453       10,664,673        7,443,415
   Participants                               16,172,183        1,802,993        5,382,468        4,063,595
                                            ------------      -----------      -----------      -----------

     Total Contributions                      46,317,708        4,890,446       16,047,141       11,507,010
                                            ------------      -----------      -----------      -----------

Interfund Transfers                                 -         (13,040,074)      (3,485,681)       5,016,481
                                            ------------      -----------      -----------      -----------

Transfer of Participants' Account
   Balances to Former Affiliate's Plan       (10,235,572)      (2,073,801)      (2,722,848)      (3,193,351)
                                            ------------      -----------      -----------      -----------

Administrative Expense                          (935,202)        (258,452)        (320,918)        (125,949)
                                            ------------      -----------      -----------      -----------

Benefits to Participants                     (29,417,363)      (6,076,610)     (12,983,786)      (5,442,433)
                                            ------------      -----------      -----------      -----------

Increase (Decrease) in Net Assets
   Available for Benefits                     37,372,958       (9,267,536)       1,422,409       17,261,064

Beginning Net Assets Available for
   Benefits                                  238,509,271       72,562,446       88,526,961       41,314,504
                                            ------------      -----------      -----------      -----------

Ending Net Assets Available for Benefits    $275,882,229      $63,294,910      $89,949,370      $58,575,568
                                            ============      ===========      ===========      ===========




                                                                                  Intimate
                                               U.S. Growth      Wellington         Brands
                                                  Fund             Fund          Stock Fund
                                               -----------     ------------     ------------

Investment Income:
   Increase (Decrease) in Net
     Unrealized Appreciation                  $ 3,428,551      $   344,996      $   (60,633)
   Realized Gain on Sale of Securities          2,001,323           90,165           (1,422)
   Interest                                         4,933           60,295              107
   Dividends                                         -                -               5,859
   Mutual Funds' Earnings                       3,420,290          670,161             -
                                              -----------      -----------      -----------

     Total Investment Income (Loss)             8,855,097        1,165,617          (56,089)
                                              -----------      -----------      -----------

Contributions:
   Employers                                    6,287,166        2,489,055          173,763
   Participants                                 3,449,162        1,412,169           61,796
                                              -----------      -----------      -----------

     Total Contributions                        9,736,328        3,901,224          235,559
                                              -----------      -----------      -----------

Interfund Transfers                             6,476,961        4,164,295          868,018
                                              -----------      -----------      -----------

Transfer of Participants' Account
   Balances to Former Affiliate's Plan         (2,040,825)        (204,747)            -
                                              -----------      -----------      -----------

Administrative Expense                           (207,292)         (22,591)            -
                                              -----------      -----------      -----------

Benefits to Participants                       (4,315,844)        (585,243)         (13,447)
                                              -----------      -----------      -----------

Increase (Decrease) in Net Assets
   Available for Benefits                      18,504,425        8,418,555        1,034,041

Beginning Net Assets Available for
   Benefits                                    32,307,612        3,797,748             -
                                              -----------      -----------      -----------

Ending Net Assets Available for Benefits      $50,812,037      $12,216,303      $ 1,034,041
                                              ===========      ===========      ===========

    The accompanying notes are an integral part of this financial statement.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                  ---------------------------------------------

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
            ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1995
                      ------------------------------------

                                                           Limited         Fixed        Index-500      U.S. Growth    Wellington
                                               Total      Stock Fund    Income Fund        Fund           Fund           Fund
                                            ------------ ------------   ------------   ------------   ------------   ------------

Investment Income:
  Increase (Decrease) in Net
    Unrealized Appreciation               $  7,426,953   $ (5,714,880)  $       -      $  7,535,683   $  5,484,368   $    121,782
  Realized Gain on Sale of Securities        3,567,665      1,581,946           -         1,096,390        877,023         12,306
  Interest                                   4,771,693         10,190      4,752,866          4,761          3,726            150
  Dividends                                  1,632,728      1,632,728           -              -              -              -
  Mutual Funds' Earnings                     2,054,249           -              -           832,487      1,151,646         70,116
                                          ------------   ------------   ------------   ------------   ------------   ------------

    Total Investment Income (Loss)          19,453,288     (2,490,016)     4,752,866      9,469,321      7,516,763        204,354
                                          ------------   ------------   ------------   ------------   ------------   ------------

Contributions:
  Employers                                 29,943,002      4,142,615     13,472,869      6,246,002      4,928,087      1,153,429
  Participants                              13,909,162      2,380,938      4,899,509      3,466,763      2,694,626        467,326
                                          ------------   ------------   ------------   ------------   ------------   ------------

    Total Contributions                     43,852,164      6,523,553     18,372,378      9,712,765      7,622,713      1,620,755
                                          ------------   ------------   ------------   ------------   ------------   ------------

Interfund Transfers                               -          (775,658)    (1,604,380)       (28,051)       378,900      2,029,189
                                          ------------   ------------   ------------   ------------   ------------   ------------

Administrative Expense                      (1,017,651)      (384,338)      (357,753)      (153,254)      (117,880)        (4,426)
                                          ------------   ------------   ------------   ------------   ------------   ------------

Benefits to Participants                   (24,679,806)    (7,721,019)    (9,758,147)    (3,959,696)    (3,188,820)       (52,124)
                                          ------------   ------------   ------------   ------------   ------------   ------------

Increase (Decrease) in Net Assets
  Available for Benefits                    37,607,995     (4,847,478)    11,404,964     15,041,085     12,211,676      3,797,748

Beginning Net Assets Available for
  Benefits                                 200,901,276     77,409,924     77,121,997     26,273,419     20,095,936           -
                                          ------------   ------------   ------------   ------------   ------------   ------------

Ending Net Assets Available for Benefits  $238,509,271   $ 72,562,446   $ 88,526,961   $ 41,314,504   $ 32,307,612   $  3,797,748
                                          ============   ============   ============   ============   ============   ============


    The accompanying notes are an integral part of this financial statement.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                  ---------------------------------------------

            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
            ---------------------------------------------------------

                      FOR THE YEAR ENDED DECEMBER 31, 1994
                      ------------------------------------


                                                               Limited          Fixed          Index-500      U.S. Growth
                                                 Total        Stock Fund     Income Fund         Fund            Fund
                                             ------------    ------------    ------------    ------------    ------------

Investment Income:
    Increase (Decrease) in Net
       Unrealized Appreciation               $  1,716,786    $  1,918,510    $       -       $   (568,121)   $    366,397
    Realized Gain on Sale of Securities         3,033,768       2,781,458            -            206,695          45,615
    Interest                                    4,123,855           9,181       4,110,632           2,223           1,819
    Dividends                                   1,575,897       1,575,897            -               -               -
    Mutual Funds' Earnings                        864,642            -               -            661,477         203,165
                                             ------------    ------------    ------------    ------------    ------------

       Total Investment Income                 11,314,948       6,285,046       4,110,632         302,274         616,996
                                             ------------    ------------    ------------    ------------    ------------

Contributions:
    Employers                                  23,236,673       4,220,346      11,221,074       4,509,396       3,285,857
    Participants                               10,745,605       2,466,228       3,919,556       2,532,832       1,826,989
                                             ------------    ------------    ------------    ------------    ------------

       Total Contributions                     33,982,278       6,686,574      15,140,630       7,042,228       5,112,846
                                             ------------    ------------    ------------    ------------    ------------

Transfer of Participants' Account
    Balances to Former Affiliate's Plan           (37,482)            (14)        (37,468)           -               -
                                             ------------    ------------    ------------    ------------    ------------

Interfund Transfers                                  -         (1,149,559)        231,825         879,225          38,509
                                             ------------    ------------    ------------    ------------    ------------

Administrative Expense                           (755,565)       (335,032)       (270,359)        (84,273)        (65,901)
                                             ------------    ------------    ------------    ------------    ------------

Benefits to Participants                      (29,091,678)    (13,430,138)    (11,480,188)     (2,305,551)     (1,875,801)
                                             ------------    ------------    ------------    ------------    ------------

Increase (Decrease) in Net Assets
Available for Benefits                         15,412,501      (1,943,123)      7,695,072       5,833,903       3,826,649

Beginning Net Assets Available for
    Benefits                                  185,488,775      79,353,047      69,426,925      20,439,516      16,269,287
                                             ------------    ------------    ------------    ------------    ------------

Ending Net Assets Available for Benefits     $200,901,276    $ 77,409,924    $ 77,121,997    $ 26,273,419    $ 20,095,936
                                             ============    ============    ============    ============    ============


    The accompanying notes are an integral part of this financial statement.

                 THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                 ---------------------------------------------

                         NOTES TO FINANCIAL STATEMENTS
                         -----------------------------



(1)  DESCRIPTION OF THE PLAN
     -----------------------

     General
     -------

     The Limited, Inc. Savings and Retirement Plan (the "Plan") is a defined contribu tion plan covering certain employees of The Limited, Inc. and its affiliates (the "Employers") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employ ment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employers, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan. At December 31, 1996, there were 25,392 participants in the Plan.

     On August 31, 1993, The Limited, Inc. sold 60% of its interest in Brylane,
       Inc. and transferred the assets and liabilities allocated to the employees of Brylane, Inc. and its affiliates to the Brylane L.P. Savings and Retirement Plan.

     On January 31, 1996, The Limited, Inc. sold 60% of its interest in World
       Finan cial Network National Bank and transferred the assets and liabilities allo cated to the employees of World Financial Network National Bank and its affiliates to the World Financial Network National Bank Savings and Retirement Plan.

     The following description of the Plan provides only general information.
       Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

     Amendments
     ----------

     During 1994, the Plan was amended and restated effective as of January 1, 1992 to, among other things, (1) make certain changes in the design of the Plan to comply with the Internal Revenue code of 1986, as amended, and the Employee Retirement Income Security Act of 1974, as amended and
       (2) incorporate amendments previously made.

     Contributions
     -------------

     Employer Contributions:

     The Employers may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation after that and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1996, was $150,000. The limit increases to $160,000 for 1997.

     The Employers may provide a matching contribution of 100% of the participant's voluntary contributions up to 3% of the participant's total annual compensation.

     Participant Voluntary Contributions:

     A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under
       Section 402(g) of the Internal Revenue Code adjusted annually ($9,500 at December 31, 1996). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.

     A participant earning annually more than $66,000 for the years ended
       December 31, 1996, 1995 and 1994, respectively, may be limited to voluntary contributions to the Plan of less than 6% due to requirements of Section 401(k) of the Internal Revenue Code based on the current levels of participant voluntary contributions.

     Vesting
     -------

     A participant is fully and immediately vested for voluntary and rollover contributions. A summary of vesting percentages in the Employers' contributions follows:



       Years of Vested Service     Percentage
       -----------------------     ----------
          Less than 3 years             0%
          3 years                      20
          4 years                      40
          5 years                      60
          6 years                      80
          7 years                     100

     Payment Of Benefits
     -------------------

     The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason participants' accounts, to the extent vested, become payable. Those partici pants with vested account balances greater than $3,500 have the option of leaving their accounts invested in the Plan until age 65. All benefits will be paid as a lump-sum distribution. Those participants holding between five and one hundred shares of Employer Securities will have the option to receive such amount in whole shares of Employer Securities and cash for any fractional shares. Those participants holding more than one hundred shares of Employer Securities will receive whole shares of Employer securities and cash for any fractional shares. Participants have the option of having their benefit paid directly to an eligible retirement plan specified by the participant.

     A participant who is fully vested in his or her account and who has participated in the Plan for at least five years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.

     Amounts Allocated Participants Withdrawn from the Plan
     ------------------------------------------------------

     The vested portion of net assets available for benefits allocated to participants withdrawn from the plan as of December 31, 1996 and 1995, is set forth below:


                                        1996       1995
                                     ----------  ---------
       Limited Stock Fund            $  914,636   $ 54,393
       Fixed Income Fund              1,171,143    301,337
       Index-500 Fund                   371,539    128,645
       U.S. Growth Fund                 338,708    138,247
       Wellington Fund                   77,814     11,908
       Intimate Brands Stock Fund           165          -
                                     ----------   --------
                                     $2,874,005   $634,530
                                     ==========   ========

     Forfeitures
     -----------

     Forfeitures are used to reduce the Employers' required contributions.
       Utilized forfeitures for 1996, 1995 and 1994, are set forth below:


                                        1996        1995        1994
                                     ----------  ----------  ----------
       Limited Stock Fund            $  309,429  $  268,411  $  536,323
       Fixed Income Fund              3,178,025   1,691,327   2,804,818
       Index-500 Fund                   743,916     352,056     268,212
       U.S. Growth Fund                 692,299     295,948     241,890
       Wellington Fund                   36,468        -           -
       Intimate Brands Stock Fund          -           -           -
                                     ----------  ----------  ----------
                                     $4,960,137  $2,607,742  $3,851,243
                                     ==========  ==========  ==========

     Expenses
     --------

     Brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Plan's assets will be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. Administrative expenses of the Plan will be paid from the Plan from earnings not allocated to partici pants' accounts. The remainder will be paid by the Employers, unless the Employers elect to pay more or all of such costs.

     Tax Determination
     -----------------

     The Plan obtained its latest determination letter on January 30, 1995, in which the Internal Revenue Service stated that the Plan, as amended and restated January 1, 1992 was in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the following Federal income tax rules will apply to the Plan:

         Voluntary tax-deferred contributions made under the Plan by a participant and contributions made by the Employers to participant accounts are generally not taxable until such amounts are distributed.

         The participants are not subject to Federal income tax on interest, divi dends, or gains in their particular accounts until distributed.

     The foregoing is only a brief summary of certain tax implications and applies only to Federal tax regulations currently in effect.

(2)  SUMMARY OF ACCOUNTING POLICIES
     ------------------------------

     The Plan's financial statements are prepared on the accrual basis of accounting. Assets of the Plan are valued at fair value. If available, quoted market prices are used to value investments. The amounts for investments that have no quoted market price are shown at their estimated fair value, which is determined based on yields equivalent for such securities or for securities of comparable maturi ty, quality, and type as obtained from market makers. Guaranteed investment contracts issued by insurance companies are valued at contract value. Contract value represents contributions made under the contract, and interest at the contract rate, less Plan withdrawals and administration expenses charged by the insurance companies.

     Realized gains or losses on the distribution or sale of securities represent the difference between the average cost of such securities held and the fair value on the date of distribution or sale.

     Estimates
     ---------

     The preparation of financial statements in conformity with generally accepted accounting principles requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results may differ from those estimates.

     INVESTMENTS
     -----------

     Net unrealized appreciation, equal to the difference between cost and fair value of all investments held at the applicable valuation dates, is recognized in determining the value of each fund. The unrealized appreciation (depreciation) as of December 31, 1996, 1995 and 1994 is set forth below:


                                         1996         1995         1994
                                     ------------  -----------  -----------
       Limited Stock Fund            $26,715,998   $33,181,138  $42,740,905
       Fixed Income Fund                    -             -            -
       Index-500 Fund                 14,187,057     8,565,992    1,030,309
       U.S. Growth Fund                9,546,458     6,117,907      633,539
       Wellington Fund                   466,778       121,782         -
       Intimate Brands Stock Fund        (60,633)         -            -
                                     -----------   -----------  -----------
                                     $50,855,658   $47,986,819  $44,404,753
                                     ===========   ===========  ===========


     The following is a summary of the net gain (loss) on securities sold during the periods ended December 31, 1996, 1995 and 1994:

                                                                     Realized
                                          Proceeds       Cost      Gain (Loss)
                                         -----------  -----------  ------------
       Period Ended December 31, 1996
          Limited Stock Fund             $18,722,433  $ 9,336,650  $ 9,385,783
          Fixed Income Fund               31,802,226   31,802,226         -
          Index-500 Fund                  11,800,336    9,067,346    2,732,990
          U.S. Growth Fund                 8,582,452    6,581,129    2,001,323
          Wellington Fund                  1,842,744    1,752,579       90,165
          Intimate Brands Stock Fund          11,229       12,651       (1,422)
                                         -----------  -----------  -----------
                                         $72,761,420  $58,552,581  $14,208,839
                                         ===========  ===========  ===========

       Period Ended December 31, 1995
          Limited Stock Fund             $ 2,804,851  $ 1,222,905  $ 1,581,946
          Fixed Income Fund               21,155,451   21,155,451         -
          Index-500 Fund                   6,616,037    5,519,647    1,096,390
          U.S. Growth Fund                 4,986,144    4,109,121      877,023
          Wellington Fund                    266,558      254,252       12,306
                                         -----------  -----------  -----------
                                         $35,829,041  $32,261,376  $ 3,567,665
                                         ===========  ===========  ===========

       Period Ended December 31, 1994
          Limited Stock Fund             $ 4,926,530  $ 2,145,072  $ 2,781,458
          Fixed Income Fund               14,779,530   14,779,530         -
          Index-500 Fund                   3,511,736    3,305,041      206,695
          U.S. Growth Fund                 3,139,753    3,094,138       45,615
                                         -----------  -----------  -----------
                                         $26,357,549  $23,323,781  $ 3,033,768
                                         ===========  ===========  ===========

     Contributions under the Plan are invested in one of six investment funds:
       (1) The Limited Stock Fund, consisting of common stock of The Limited, Inc., a Delaware corporation (the "Issuer") and parent company of the Employers, (2) the Fixed Income Fund, which is invested in the Vanguard Investment Contract Trust, and prior to January 1996, was also invested in other guaranteed investment con tracts issued by insurance companies,
       (3) the Index-500 Fund, which is invested in the Vanguard Index - 500 Portfolio, (4) the U.S. Growth Fund, which is invested in the Vanguard U.S. Growth Portfolio, (5) the Wellington Fund, which is invested in the Vanguard Wellington Fund. Prior to July 1, 1995 the Wellington Fund was not an investment option, and (6) the Intimate Brands Stock Fund, consisting of common stock of Intimate Brands, Inc., a Delaware corpora tion and an eighty-three percent owned subsidiary of The Limited, Inc. Prior to October 1, 1996 the Intimate Brands Stock Fund was not an investment option.

     Participants' voluntary and Employers' contributions may be invested in any one or more of the funds, at the election of the participant. There are 5,584 partic ipants in the Limited Stock Fund, 17,644 in the Fixed Income Fund, 8,941 in the Index-500 Fund, 8,160 in the U.S. Growth Fund, 5,350 in the Wellington Fund, and 641 in the Intimate Brands Stock Fund at December 31, 1996.

(4)  PLAN ADMINISTRATION
     -------------------

     The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employers.

(5)  PLAN TERMINATION
     ----------------

     Although the Employers have not expressed any intent to do so, the Employers have the right under the Plan to discontinue their contributions at any time. The Limited, Inc. has the right at any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.